Exhibit 1









JOINT FILING AGREEMENT



         The undersigned hereby agree that the Statement on Schedule 13D, dated November 7, 1997, (the "Schedule 13D"), with respect to the Ordinary Shares, par value $0.01 per share, of Flextronics International Ltd. is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 17th day of November, 1997.


                                        Philips Electronics N.V.

                                        By: /s/ A. Westerlaken
                                            Name: A. Westerlaken
                                            Title: General Secretary



                                        Osterreichische Philips Industrie GmbH

                                        By: /s/ Dr. Michael Breitegger
                                            Name: Dr. Michael Breitegger
                                            Title: Chief Financial Officer


                                        By: /s/ Dr. Ernst Strebinger
                                            Name: Dr. Ernst Strebinger
                                            Title: Company Legal Secretary


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                                        Philips Beteiligungs GmbH

                                        By: /s/ Dr. Michael Breitegger
                                            Name: Dr. Michael Breitegger
                                            Title: Chief Financial Officer


                                        By: /s/ Dr. Ernst Strebinger
                                            Name: Dr. Ernst Strebinger
                                            Title: Company Legal Secretary


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